KELLER & COMPANY, INC.
                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX




September 8, 2000



     Re: Valuation Appraisal of Lawrence Financial Holdings, Inc. Lawrence Federal Savings Bank Ironton, Ohio


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Lawrence Federal Savings Bank and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by Lawrence Financial Holdings, Inc. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by Lawrence Financial Holdings, Inc.

Very truly yours,

KELLER & COMPANY, INC.



by: /s/ Michael R. Keller
   -----------------------
        Michael R. Keller
        President